Exhibit 99.1
NEWS
SOLUTIA LOGO

FOR IMMEDIATE RELEASE
Solutia Inc. 575 Maryville Centre Drive St. Louis, Missouri 63141 P.O. Box 66760 St. Louis, Missouri 63166-6760
Media: Dan Jenkins (314) 674-8552 Investors: Susannah Livingston (314) 674-8914

Solutia Reports Strong Third Quarter Results

ST. LOUIS– October 29, 2008

Highlights

•	Net sales increased to $587 million from $454 million over the same period last year
•	Earnings Per Share from continuing operations as reported and adjusted of $.32 for third quarter 2008
•	Adjusted EBITDA increased to $111 million from $75 million over the same period last year
•	Net Income from continuing operations of $24 million
•	$400M, 15.50% bridge credit facility paid in full
•	Nylon segment classified as discontinued operations

Note: Reconciliation tables below for adjustments made to GAAP and discussion of items affecting results

Solutia Inc. (NYSE: SOA) today reported a 29% increase in net sales and a 48% increase in Adjusted EBITDA from continuing operations for the third quarter of 2008, as compared to the same period in 2007.

Consolidated Results from Continuing Operations
Solutia had consolidated net income of $24 million from continuing operations for the third quarter 2008 compared to a net loss of $134 million for the same period in 2007.  Solutia’s results were impacted by certain events affecting comparability (detailed below) totaling an after-tax loss of $159 million in 2007.  After consideration of these special items in 2007, income was down $1 million from $25 million in the third quarter of 2007 to $24 million in the third quarter of 2008. This was primarily due to increased depreciation and amortization expense in the third quarter of 2008 as a result of increased asset values through the application of fresh-start accounting and higher non-cash stock compensation expense. For the quarter, Solutia posted earnings per share from continuing operations of $.32.
Consolidated EBITDA for the third quarter increased to $108 million from $65 million in 2007.  After taking into consideration adjustments (as detailed below in the consolidated and segment sales, EBITDA and Adjusted EBITDA table) Adjusted EBITDA increased to $111 million from $75 million.
 “Solutia delivered strong sales and EBITDA growth during the third quarter,” said Jeffry N. Quinn, chairman, president and chief executive officer of Solutia Inc.  “This performance is driven by our global leadership positions, geographic and end-market diversification, and our favorable cost positions across our entire portfolio of specialty materials businesses.”

Segment Data

Saflex® Segment
Saflex’s third quarter 2008 net sales were $221 million, up $48 million or 28% from the same period of 2007.   EBITDA increased $8 million to $35 million for the third quarter of 2008 compared to the prior year period.  The 30% increase is primarily due to improved volumes in Europe and Asia in comparison to the prior year.

CPFilms® Segment
CPFilms’ third quarter 2008 net sales were $63 million, up $4 million or 7% from the same period in 2007.  EBITDA increased $1 million to $15 million for the third quarter of 2008, compared to the prior year period.  This 7% increase was primarily driven by strong international volume growth.
Technical Specialties Segment
Technical Specialties’ net sales for third quarter 2008 of $294 million increased by $80 million compared to 2007.  EBITDA increased $30 million to $74 million during the third quarter 2008 compared to the prior year period.  Excluding events effecting comparability, Adjusted EBITDA increased $28 million, primarily due to stronger revenues and improved product mix versus the prior year.
Discontinued Operations - Integrated Nylon Segment
As stated previously, effective with the third quarter, Solutia reported results from its Nylon segment as discontinued operations.   Net income from discontinued operations decreased $54 million in comparison to the third quarter 2007.  The third quarter of 2007 benefited from a one time $22 million customer contract termination.  In addition, the current quarter results were negatively impacted by $18 million from the effect of Hurricane Ike.   Finally, higher raw material costs were not fully recovered by our increased selling prices, which negatively impacted results.
“Our process of exploring strategic alternatives for the Nylon business continues to progress,” added Quinn.  “We are optimistic that through this process we will position the going-forward Solutia as a pure-play, high-value specialty materials company.”

Unallocated and Other
Unallocated and Other expenses were down $4 million to $16 million during the third quarter 2008 compared to the prior year period.  After taking into consideration adjustments (as detailed below in the consolidated and segment sales, EBITDA and Adjusted EBITDA table), corporate and other expenses were up $1 million to $14 million compared to the third quarter 2007, in part due to higher facility costs on the sale/lease back of the company’s corporate headquarters.

Other Items
Cash provided by operations before reorganization activities for nine months ended September 2008 was $116 million compared to a use of $12 million in the same period for 2007.  This was primarily attributed to higher earnings and lower funding of pension and other postretirement plans.
In the third quarter of 2008 Solutia completed two public offerings totaling 33,021,976 shares of common stock, generating $422 million of net proceeds.   Approximately $405 million of the $422 million of proceeds were used to retire the company’s 15.50% bridge credit facility.  For the third quarter the company reduced its net debt by $390 million, to $1,366 million.  At the end of the third quarter, Solutia had liquidity of $227 million. “We anticipate strong cash generation in the fourth quarter that will further increase liquidity and reduce net debt to approximately $1.3 billion by year-end,” said James M. Sullivan, senior vice president and chief financial officer.

Outlook
Despite the weakening of the global economy, the company’s full-year 2008 adjusted EBITDA outlook remains in the range of $385 million - $395 million, which is on par with the guidance provided during the second quarter conference call.

Third Quarter Conference Call

The company will hold a conference call at 9 a.m. Central Time (10 a.m. Eastern Time) on Thursday, October 30, 2008, during which Solutia executives will elaborate upon the company's third quarter 2008 financial results.
A live webcast of the conference call and slides will be available through the Investors section of www.solutia.com.  The phone number for the call is 888.680.0869 (U.S.) or 617.213.4854 (International), and the pass code is 16893367.  Participants are encouraged to dial in 10 minutes early, and also may pre-register for the event at https://www.theconferencingservice.com/prereg/key.process?key=PBQQB3K7N. Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.  A replay of the event will be available through www.solutia.com for two weeks or by calling 888-286-8010 (U.S.) or 617-801-6888 (International) and entering the pass code 98625606.

The table below is provided to assist the reader with comparability between the third quarter 2008 and the third quarter 2007 by providing consolidated and segment sales, EBITDA(1) and Adjusted EBITDA (3).

Consolidated and segment sales, EBITDA(1) and Adjusted EBITDA(3) three months ended September 2008 and 2007

	Three Months Ended September 30
From Continuing Operations (in millions)	2008	Adjust- ments(2)	2008 As Adjusted(3)	2007	Adjust- ments(2)	2007 As Adjusted(3)	2007 Flexsys(4)	2007 Adjusted Proforma	% change
Net Sales
Saflex	$221	$-	$221	$173	$-	$173	$-	$173	28%
CPFilms	63	-	63	59	-	59	-	59	7%
Technical Specialties	294	-	294	214	-	214	-	214	37%
Unallocated and Other	9	-	9	8	-	8	-	8	13%
Total	$587	$-	$587	$454	$-	$454	$-	$454	29%

EBITDA(1)
Saflex	$35	$-	$35	$27	$-	$27	$-	$27	30%
CPFilms	15	-	15	14	-	14	-	14	7%
Technical Specialties	74	1	75	44	3	47	-	47	60%
Unallocated and Other	(16)	2	(14)	(20)	7	(13)	-	(13)	-8%
Total	$108	$3	$111	$65	$10	$75	$-	$75	48%

(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, and reorganization items, net
(2) Adjustments include Events Affecting Comparability (see table below), cost overhang associated with the expected sale of our Integrated Nylon business, and non-cash stock compensation expense
(3) Adjusted EBITDA is EBITDA (as defined above), excluding Adjustments (as defined above)
(4) Flexsys was acquired by us on May 1, 2007. Proforma presentation assumes 100% ownership throughout 2007.

Consolidated and segment sales, EBITDA(1) and Adjusted EBITDA(3) nine months ended September 2008 and 2007

	Nine Months Ended September 30
From Continuing Operations (in millions)	2008	Adjust- ments(2)	2008 As Adjusted(3)	2007	Adjust- ments(2)	2007 As Adjusted(3)	2007 Flexsys(4)	2007 Adjusted Proforma	% change
Net Sales
Saflex	$634	$-	$634	$531	$-	$531	$-	$531	19%
CPFilms	196	-	196	184	-	184	-	184	7%
Technical Specialties	821	-	821	409	-	409	214	623	32%
Unallocated and Other	30	-	30	27	-	27	-	27	11%
Total	$1,681	$-	$1,681	$1,151	$-	$1,151	$214	$1,365	23%

EBITDA(1)
Saflex	$74	$37	$111	$86	$-	$86	$-	$86	29%
CPFilms	43	10	53	50	-	50	-	50	6%
Technical Specialties	165	27	192	72	5	77	49	126	52%
Unallocated and Other	(36)	-	(36)	(12)	(1)	(13)	(13)	(26)	-38%
Total	$246	$74	$320	$196	$4	$200	$36	$236	36%

(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, and reorganization items, net
(2) Adjustments include Events Affecting Comparability (see table below), cost overhang associated with the expected sale of our Integrated Nylon business, and non-cash stock compensation expense
(3) Adjusted EBITDA is EBITDA (as defined above), excluding Adjustments (as defined above)
(4) Flexsys was acquired by us on May 1, 2007. Proforma presentation assumes 100% ownership throughout 2007.

Use of Non-U.S. GAAP Financial Information and Reconciliation to Comparable GAAP Number

For the purpose of this press release, the company has used certain pro forma and other financial measures such as EBITDA (defined as earning before interest expense, income taxes, depreciation and amortization and reorganization items, net) and Adjusted EBITDA (to include EBITDA and exclude gains and losses, cost overhang associated with the expected sale of our Integrated Nylon business, and non-cash stock compensation expense) that are not determined in accordance with generally accepted accounting principles in the United States  (GAAP).  The company believes that these non-GAAP financial measures are useful to investors because they facilitate period-to-period comparisons of Solutia’s performance and enable investors to assess the company’s performance in the way that management and lenders do.  Our debt covenants and certain management reporting and incentive plans are measured against certain of these non-GAAP financial measures.  Reconciliations of these measures to GAAP measures are included immediately below.

Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA from Continuing Operations

	Successor	Predecessor	Predecessor	Successor	Combined	Predecessor
(dollars in millions)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Two Months Ended February 29, 2008	Seven Months Ended September 30, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Income (Loss) from Continuing Operations	$24	$(134)	$1,257	$5	$1,262	$(105)
Plus:
Income Tax Expense	17	11	214	17	231	24
Interest Expense	39	20	12	99	111	51
Depreciation and Amortization	28	16	11	64	75	41
Events affecting comparability, pre-tax:
Reorganization items	-	152	(1,433)	-	(1,433)	185
Other items (see below)	(1)	7	(2)	65	63	(5)
Non-cash Stock Compensation Expense	3	-	-	6	6	-
Nylon Cost Overhang	1	3	1	4	5	9
Adjusted EBITDA from Continuing Operations	$111	$75	$60	$260	$320	$200

Reconciliation of Income (Loss) from Continuing Operations to Income from Continuing Operations before Events Affecting Comparability

	Successor	Predecessor	Predecessor	Successor	Combined	Predecessor
(dollars in millions)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Two Months Ended February 29, 2008	Seven Months Ended September 30, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Income (Loss) from Continuing Operations	$24	$(134)	$1,257	$5	$1,262	$(105)

Plus:
Events affecting comparability, pre-tax:
Reorganization items	-	152	(1,433)	-	(1,433)	185
Interest expense items	1	2	-	1	1	2
Other items (see below)	(1)	7	(2)	65	63	(5)
Events affecting comparability, income tax impact	-	(2)	202	(15)	187	(3)
Income from Continuing Operations before events affecting comparability	$24	$25	$24	$56	$80	$74

Summary of Events Affecting Comparability

In 2008, (Gains) and Charges affecting comparability, pre-tax other items are as follows:

Three months Ended June 30, 2008	Three months Ended September 30, 2008	Nine months Ended September 30, 2008	(dollars in millions)

$ 44	$ -	$ 67	Charge resulting from the step-up in basis of our inventory in accordance with fresh-start accounting
6	1	7	Charges related to the closure of the Ruabon, Wales Facility net of related gain for termination of a natural gas purchase contract
-	-	(3)	Gain resulting from settlements of legacy insurance policies with insolvent insurance carriers
(3)	(3)	(6)	Gain resulting from surplus land sales
-	1	1	Charge for restructuring relocation of Plastic Products manufacturing to Romania
(4)	-	(3)	Gain resulting from settlement of emergence related incentive accruals and charge for other severance and retraining costs
$ 43	$ (1)	$ 63	Other Items

In 2007, (Gains) and Charges affecting comparability, pre-tax other items are as follows:

	Three months Ended September 30, 2007	Nine months Ended September 30, 2007	(dollars in millions)

	$ 4	$ 4	Charge for restructuring resulting from the termination of a third-party agreement in the third quarter at one of our facilities
	2	2	Charge for restructuring related principally to severance and retraining costs
	-	(21)	Gain on settlement, net of legal expenses
	-	7	Charge to record the write-off of debt issuance costs and to record the DIP facility modification
	1	3	Charge resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting
	$ 7	$ (5)	Other Items

Adjusted Earning Per Share – Reconciliation of Non-US GAAP Measure
	Three Months	Three Months
	Ended	Ended
(in $ millions, except per share data)	June 30, 2008	September 30, 2008

Income (Loss) from continuing operations before tax	$(4)	$41
Non-GAAP Adjustments - Other charges and adjustments (1)	43	-

Adjusted earnings from continuing operations before tax	39	41
Income tax provision on adjusted earnings	(15)	(17)

Adjusted earnings for adjusted EPS	$24	$24

Diluted Shares (millions)
Weighted average shares outstanding	59.81	76.02
Assumed conversion of Preferred Shares	0.00	0.00
Assumed conversion of Restricted Stock	0.00	0.00
Assumed conversion of Stock Options	0.00	0.00

Total Diluted Shares	59.81	76.02

Adjusted EPS	0.40	0.32

(1) See Reconciliation table of Other charges and Adjustments

SOLUTIA INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007

Net Sales	$587	$454
Cost of goods sold	432	342
Gross Profit	155	112
Selling, general and administrative expenses	76	59
Research, development and other operating expenses, net	3	6
Operating Income	76	47
Interest expense (a)	(39)	(20)
Other income, net	4	2
Reorganization items, net	--	(152)
Income (Loss) from Operations Before Income Tax Expense	41	(123)
Income tax expense	17	11
Income (Loss) from Continuing Operations	24	(134)
Income (Loss) from Discontinued Operations, net of tax	(31)	23
Net Loss	$(7)	$(111)

Basic and Diluted Loss per Share:
Income (Loss) from Continuing Operations	$0.32	$(1.28)
Income (Loss) from Discontinued Operations	(0.41)	0.22

Net Loss	$(0.09)	$(1.06)

(a)	Predecessor excludes unrecorded contractual interest expense of $8 in the three months ended September 30, 2007.

SOLUTIA INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Seven Months Ended September 30, 2008	Two Months Ended February 29, 2008	Nine Months Ended September 30, 2007

Net Sales	$1,346	$335	$1,151
Cost of goods sold	1,065	242	859
Gross Profit	281	93	292
Selling, general and administrative expenses	165	42	155
Research, development and other operating expenses, net	4	3	17
Operating Income	112	48	120
Equity earnings from affiliates	--	--	12
Interest expense (a)	(99)	(12)	(51)
Other income, net	9	2	30
Loss on debt modification	--	--	(7)
Reorganization items, net	--	1,433	(185)
Income (Loss) from Continuing Operations Before Income Tax Expense	22	1,471	(81)
Income tax expense	17	214	24
Income (Loss) from Continuing Operations	5	1,257	(105)
Income (Loss) from Discontinued Operations, net of tax	(58)	197	42
Net Income (Loss)	$(53)	$1,454	$(63)

Basic and Diluted Income (Loss) per Share:
Income (Loss) from Continuing Operations	$0.08	$12.03	$(1.00)
Income (Loss) from Discontinued Operations	(0.87)	1.88	0.40
Net Income (Loss)	$(0.79)	$13.91	$(0.60)

(a)	Predecessor excludes unrecorded contractual interest expense of $5 in the two months ended February 29, 2008 and $24 in the nine months ended September 30, 2007.

SOLUTIA INC.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in millions, except per share amounts)
(Unaudited)

	Successor	Predecessor
	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$38	$173
Trade receivables, net of allowances of $0 in 2008 and $2 in 2007	303	293
Miscellaneous receivables	117	114
Inventories	354	268
Prepaid expenses and other assets	96	43
Assets of discontinued operations	1,167	808
Total Current Assets	2,075	1,699
Property, Plant and Equipment, net of accumulated depreciation of $40 in 2008 and $1,102 in 2007	978	619
Goodwill	511	149
Identified Intangible Assets, net	851	57
Other Assets	181	116
Total Assets	$4,596	$2,640

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$224	$180
Accrued liabilities	287	239
Short-term debt, including current portion of long-term debt	39	982
Liabilities of discontinued operations	289	294
Total Current Liabilities	839	1,695
Long-Term Debt	1,365	359
Postretirement Liabilities	415	80
Environmental Remediation Liabilities	275	56
Deferred Tax Liabilities	216	45
Other Liabilities	118	78
Liabilities Subject to Compromise	--	1,922

Commitments and Contingencies (Note 10)

Shareholders’ Equity (Deficit):
Successor common stock at $0.01 par value; (500,000,000 shares authorized, 94,391,972 shares issued in 2008)	1	--
Predecessor common stock at $0.01 par value; (600,000,000 shares authorized, 118,400,635 shares issued in 2007)	--	1
Additional contributed capital	1,469	56
Predecessor stock held in treasury, at cost, 13,941,057 shares in 2007	--	(251)
Predecessor net deficiency of assets at spin-off	--	(113)
Accumulated other comprehensive loss	(49)	(46)
Accumulated deficit	(53)	(1,242)
Total Shareholders’ Equity (Deficit)	1,368	(1,595)
Total Liabilities and Shareholders’ Equity (Deficit)	$4,596	$2,640

SOLUTIA INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
 (Unaudited)
	Successor	Predecessor
	Seven Months Ended September 30, 2008	Two Months Ended February 29, 2008	Nine Months Ended September 30, 2007
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OPERATING ACTIVITIES:
Net income (loss)	$(53)	$1,454	$(63)
Adjustments to reconcile net income (loss) to net cash used in operations:
(Income) Loss from discontinued operations, net of tax	58	(197)	(42)
Depreciation and amortization	64	11	41
Revaluation of assets and liabilities, net of tax	--	(1,383)	--
Discharge of claims and liabilities, net of tax	--	100	--
Other reorganization items, net	--	52	185
Pension expense less than contributions	(40)	(18)	(67)
Other postretirement benefits expense less than contributions	--	(6)	(25)
Amortization of deferred debt issuance costs	10	--	2
Deferred income taxes	(22)	5	--
Equity earnings from affiliates	--	--	(12)
Other (gains) charges including restructuring expenses	67	(2)	(3)
Gain on sale of assets	(8)	--	--
Changes in assets and liabilities:
Income taxes payable	14	5	13
Trade receivables	14	(24)	(31)
Inventories	(20)	(34)	(17)
Accounts payable	21	31	15
Restricted cash to fund payment of legacy liabilities	12	--	--
Environmental remediation liabilities	(7)	(1)	--
Other assets and liabilities	17	(4)	(8)
Cash Provided by (Used in) Continuing Operations before Reorganization Activities	127	(11)	(12)
Reorganization Activities:
Establishment of VEBA retiree trust	--	(175)	--
Establishment of restricted cash for environmental remediation and other legacy payments	--	(46)	--
Payment for allowed secured and administrative claims	--	(79)	--
Professional service fees	(29)	(31)	(53)
Other reorganization and emergence related payments	(1)	(17)	(5)
Cash Used in Reorganization Activities	(30)	(348)	(58)
Cash Provided by (Used in) Operations – Continuing Operations	97	(359)	(70)
Cash Provided by (Used in) Operations – Discontinued Operations	(124)	(53)	4
Cash Used in Operations	(27)	(412)	(66)

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(52)	(15)	(61)
Acquisition and investment payments	(2)	--	(120)
Restricted cash	--	--	4
Investment proceeds and property disposals	53	--	7

Cash Used in Investing Activities-Continuing Operations	(1)	(15)	(170)
Cash Provided by (Used in) Investing Activities-Discontinued Operations	(27)	(14)	23
Cash Used in Investing Activities	(28)	(29)	(147)

FINANCING ACTIVITIES:
Net change in lines of credit	28	--	25
Proceeds from long-term debt obligations	--	1,600	75
Net change in long-term revolving credit facilities	(3)	190	(78)
Proceeds from stock issuance	422	250	--
Proceeds from short-term debt obligations	--	--	325
Payment of short-term debt obligations	--	(966)	(53)
Payment of long-term debt obligations	(434)	(366)	--
Payment of debt obligations subject to compromise	--	(221)	--
Debt issuance costs	(1)	(136)	(11)
Other financing activities	(2)	--	--
Cash Provided by Financing Activities	10	351	283

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(45)	(90)	70
CASH AND CASH EQUIVALENTS:
Beginning of period	83	173	150
End of period	$38	$83	$220

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments for interest	$85	$43	$102
Cash payments for income taxes	15	4	18

Notes to Editor:  Saflex and CPFilms are registered trademarks of Solutia Inc. and/or its subsidiaries.

Important Information Regarding Outlook

There is no guarantee that Solutia will achieve its projected financial expectation for 2008 which is based on management estimates, currently available information and assumptions which management believes to be reasonable.  Such forward-looking statements are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company.  The company focuses on providing solutions for a better life through a range of products, including: Saflex® interlayer for laminated glass; CPFilms® aftermarket window films sold under the LLumar® brand and others; high-performance nylon polymers and fibers sold under brands such as Vydyne® and Wear-Dated®; and technical specialties including the Flexsys® family of chemicals for the rubber industry, Skydrol® aviation hydraulic fluid and Therminol® heat transfer fluid.  Solutia’s businesses are world leaders in each of their market segments.  With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 6,000 employees in more than 60 locations.  More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis